Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

OvaScience Provides Update on AUGMENTSM

CAMBRIDGE, Mass., September 10, 2013 — OvaScienceSM, (NASDAQ: OVAS), a life sciences company focused on the discovery, development and commercialization of new treatments for infertility, today provided a regulatory, manufacturing and international strategy update on AUGMENT, the Company’s product candidate designed to improve egg quality and increase the success of in vitro fertilization (IVF).

OvaScience has chosen to suspend enrollment of AUGMENT in the U.S. while moving forward with its plans for enrollment outside of the U.S.  On September 6, 2013, the Company received an “untitled” letter from the Food and Drug Administration (FDA) questioning the status of AUGMENT as a 361 HCT/P and advising the Company to file an Investigational New Drug (IND) application.  OvaScience anticipates having further discussions with the FDA to present details on AUGMENT and its qualifications as a 361 HCT/P, and to determine the appropriate path forward.  OvaScience continues to believe that AUGMENT qualifies as a 361 HCT/P.

OvaScience plans to initiate sites for an AUGMENT study in select countries outside of the U.S. in 2014.  In preparation for the launch of AUGMENT, OvaScience has expanded its manufacturing capabilities with a global supplier, which has extensive commercial experience in cell therapy manufacturing.  This will enable OvaScience to increase capacity for the launch. The Company is making steady progress in preparation for the study and launch of AUGMENT.

OvaScience management will host a call regarding AUGMENT on Wednesday, September 11, 2013 at 8:30 am ET.  The call can be accessed by dialing 877-703-6104 (U.S.) or 857-244-7303 (International) five minutes prior to the start of the call and providing the passcode 36060078.  A replay will be available approximately two hours after completion of the call and can be accesses by dialing 888-286-8010 (U.S.) or 617-801-6888 (International) and providing the passcode 41313881.  The replay will be available for two weeks from the date of the call.  Additionally, the live, listen-only webcast of the conference call can be accessed by visiting the investors section of the Company’s website at www.ovascience.com.  A replay of the webcast will be archived on the Company’s website for two weeks following the call.

About OvaScience

OvaScience (NASDAQ: OVAS) is a life sciences company focused on the discovery, development and commercialization of new treatments for infertility.  The Company’s patented technology is based on the discovery of egg precursor cells (EggPCSM), which are found in the ovaries.  By applying proprietary technology to identify and purify EggPCs, OvaScience is developing potential next generation in vitro fertilization (IVF) technologies.  The Company currently has two product candidates in development: OvaTureSM, which seeks to create mature fertilizable eggs from a woman’s own EggPCs without the need for hormone injections, and AUGMENTSM, which aims to improve egg quality and increase the success of IVF.  OvaScience’s team of scientists, physicians and advisers includes recognized leaders in the field of reproductive medicine. For more information, please visit www.ovascience.com and connect with us on Twitter and Facebook.

Forward-Looking Statements

This press release includes forward-looking statements about the prospects for the Company’s technology in addressing female infertility; the Company’s strategy, future plans and prospects, including statements regarding the development and planned launch of the Company’s product candidates, including AUGMENT; the Company’s plans to initiate sites for AUGMENT in select countries outside the U.S.; the Company’s expanded manufacturing capabilities; and the Company’s anticipated discussions with the FDA. Any statements in this release about our strategy, plans, prospects and future expectations, financial position and operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “aim,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: our expectations regarding domestic and foreign regulatory approvals required for AUGMENT; the science underlying our two product candidates (AUGMENT and OvaTure), which is unproven; the performance and capabilities of our contract manufacturer, our ability to obtain, maintain and protect intellectual property utilized by our products;  our ability to obtain additional funding to support our activities; our dependence on third parties; the successful development of, and ability to obtain regulatory approval for, our product candidates; our ability to commercialize our product candidates, including AUGMENT, on the timeline we expect, if at all; competition from others; and our short operating history; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K. The forward-looking statements contained in this press release reflect our current views with respect to future events.  We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Contact:

Theresa McNeely

EVP, Corporate Communications

OvaScience, Inc.

tmcneely@ovascience.com

617-299-7356